Exhibit 10.36

122

FORM OF
FIRST CHARTER CORPORATION

RESTRICTED STOCK AWARD AGREEMENT

     This Agreement is entered into this _________day of _________, _________, by and between First Charter Corporation (the “Corporation”), a corporation organized and existing under the laws of the State of North Carolina and having its principal place of business in Cabarrus County, North Carolina, and                     , a citizen and resident of                      County, [ State ] (the “Participant”).

     WHEREAS, the Participant is a key employee of the Corporation or of First Charter Bank (the “Bank”) and has been selected to participate in the First Charter Corporation Restricted Stock Award Program effective as of April 25, 1995 (the “Program”); and

     WHEREAS, the Corporation and the Participant have agreed to enter into this agreement (the “Agreement”) pursuant to the provisions of the Program to establish certain rights and obligations of the parties;

     NOW, THEREFORE, the parties agree as follows:

     1. Acceptance of the Program. The Participant accepts participation in the Program, the terms of which are hereby fully incorporated by reference. The Participant acknowledges receipt of a copy of the Program and agrees to be bound by such Program. In the event of a conflict between this Agreement and the Program, the Program shall control. The Named Fiduciary, as defined in the Program, retains the absolute right to interpret the Program and this Agreement, and all decisions by the Named Fiduciary on such interpretation shall be final and binding and shall not be subject to review. Capitalized terms used in this Agreement and not otherwise defined herein shall have the same definitions as set forth in the Program.

     2. The Participant. The Participant’s full name, address and social security number are as follows:

Phone Number

Social Security Number

     3. Participant’s Effective Date. Pursuant to Section 3 of the Program, the effective date for the Participant shall be _________, _________.

     4. Grant of Restricted Stock. Pursuant to Section 4.1 of the Program and subject to the provisions set forth herein and in the Program, the Corporation hereby grants to the Participant ___(                    ) Shares of Restricted Stock.

     5. Vesting Schedule. Pursuant to Section 4.2 of the Program and subject to Section 4.3 thereof, the following Vesting Schedule shall apply to all Restricted Stock granted under the Program.

Vested Percentage
Vesting Credits	of Restricted Stock

[ Pursuant to terms of Award]

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     6. Vesting Credit. Pursuant to Section 4.2 of the Program, a Vesting Credit shall accrue for the Participant for each fiscal year of the Corporation at the end of which the Participant is employed by the Corporation.

     7. Vesting Period. Pursuant to Section 4.2 of the Program, the Vesting Period for the Participant shall begin on the Participant’s Effective Date and end on _________, _________.

     8. Option of Payment of Taxes and Other Liabilities. Pursuant to Section 11(d) of the Program, the Participant may satisfy any income tax or other withholding requirements by electing to have a number of shares withheld from the share of Restricted Stock otherwise issuable upon the granting or vesting of such Restricted Stock, as the case may be, equal in value to the aggregate withholding tax or other liabilities.

     Except as otherwise provided in the Program, neither the Participant nor his Personal Representative may sell, transfer, assign, pledge, hypothecate or otherwise dispose of, grant a security interest in or encumber any shares of Restricted Stock granted under the Program and hereunder prior to the vesting thereof as set forth in the Program and this Agreement.

     This Agreement cannot be amended, altered or modified, except by written instrument duly executed on behalf of the Corporation and by the Participant and may not be terminated except with the written consent of the Corporation and the Participant.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

FIRST CHARTER CORPORATION

Attest:	By:

President and Chief Executive Officer

(CORPORATE SEAL)
Participant:

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